Exhibit 99.1 FOR IMMEDIATE RELEASE

Libbey Provides Additional Business Update on COVID-19 Response

Implements Additional Cost Reduction and Operational Measures Across North America

TOLEDO, Ohio, April 10, 2020 -- Libbey Inc. (NYSE American: LBY) (“Libbey” or “the Company”), one of the world's largest glass tableware manufacturers, today announced additional actions the Company is taking in response to the COVID-19 pandemic.

In light of rapidly evolving market conditions, Libbey is implementing a number of additional cost reduction measures. These temporary actions include:

●

Implementing a pay reduction for all salaried associates in the U.S. and Canada through September 30, 2020. This includes a 25% base salary reduction for CEO Michael Bauer, 20% base salary reductions for executive officers and other vice presidents, and 10% to 15% salary reductions for all other impacted associates. The Board of Directors has also reduced its cash compensation by 25%.

●	Implementing temporary furloughs for a portion of U.S. manufacturing and distribution salaried associates in line with the curtailed operations in the U.S.

●	Suspending the Company’s 401(k) match for U.S. employees participating in the 401(k) retirement savings plan through September 30, 2020.

●	Reducing manufacturing and distribution operations at its Mexico facilities and requiring all office staff to work remotely.

●	Reducing planned 2020 capital expenditures and expenses, including delaying ERP implementation milestones.

Libbey has also taken significant measures across its locations in EMEA and China in line with local government regulations and the resulting downtrend to demand for its products. These changes are in addition to the previously announced temporary shutdowns of the Company’s U.S. manufacturing facilities and retail stores and related furloughs, which have been extended into May. The Company’s U.S. distribution facilities are supporting e-commerce and other customers and end users that have been designated essential businesses.

“As we adapt to the impact of COVID-19, Libbey’s management team and Board of Directors are focused on business continuity and ensuring we can continue to meet the needs of our customers, employees and business partners,” said Mike Bauer, chief executive officer of Libbey. “We believe the actions we are announcing today, in addition to the previously announced changes to our U.S. operations, are necessary to help ensure the strength of our business over the long-term. We will continue to take actions to prioritize health and safety, comply with applicable government orders and respond to changes in market conditions.”

Libbey will continue to monitor COVID-19 across its global facilities and follow the guidelines established by public health officials and government authorities, including the Centers for Disease Control and Prevention (CDC). The Company will continue to evaluate the operating environment and may make adjustments to the actions outlined above as business conditions warrant.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2019, Libbey Inc.'s net sales totaled $782.4 million. Additional information is available at www.libbey.com.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "plan," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, the impact of COVID-19 on our operations and the length of time of such impact, the duration of the reductions in salaries of our executive officers, the impact of any cost-reduction measures, our results of operations, financial condition, liquidity, prospects, growth, strategies and the impact of COVID-19 on the industry in which we operate and the industries we serve. By their nature, forward-looking statements involve risks and uncertainties because they related to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company's Annual Report on Form 10-K and in the Company's other filings with the SEC. Refer to the Company's most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company's operations and performance. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

Media Contact

Sarah Zibbel

stock@libbey.com

Investor Relations Contact

Chris Hodges or Bobby Winters

Alpha IR Group

(312) 445-2870

LBY@alpha-ir.com